EXHIBIT 10.6


                             COMPATIBILITY AGREEMENT

         THIS AGREEMENT made by and between PRINCE CORPORATION, a Michigan Corporation (hereinafter "PRINCE") and INTERACTIVE TECHNOLOGIES, INC., a Minnesota Corporation (hereinafter "ITI"),

         WHEREAS, Prince develops, manufacturers and sells patented trainable transmitters for operating garage doors, gates, home security and home appliances to automotive O.E.M. manufacturers and others for installation in vehicles; and

         WHEREAS, ITI develops, manufacturers and sells wireless security systems and components therefore, including, but not limited to, wireless transmitters and receivers; and

         WHEREAS, Prince and ITI wish to maintain the compatibility of their respective products so that a vehicle in which a Prince trainable transmitter is installed will operate ITI manufactured products;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

I.       PARTIES: PRINCE AND ITI


II.      TERM:

         The term of the Agreement will start on the last date set forth on the signature page hereof and will continue in full force and effect until five (5) years after ITI produces and sells the first ITI manufactured HOMELINK(R) Security Interface. This Agreement will automatically renew for additional periods of one (1) year; except that either party may prevent the automatic renewal of this Agreement by giving the other party at least six (6) months prior written notice before the expiration of the then current term.


III.     PRODUCT COMPATIBILITY:

         A. The parties agree to use their good faith best efforts to ensure compatibility between the Prince trainable transmitter (the "PRINCE TRANSMITTER") and the products manufactured by ITI identified on EXHIBIT A attached hereto, as the same may be amended from time to time by mutual agreement (the "ITI PRODUCTS"), and, to that end, the parties agree to cooperate with each other and to exchange such information as necessary to ensure such compatibility subject to the Mutual Nondisclosure Agreement


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between the parties dated June 3, 1997 (the "EXISTING NONDISCLOSURE AGREEMENT").
The compatibility between the Prince Transmitter and the ITI Products contemplated by this Agreement will allow the Prince Transmitter, which is sold as a convenience feature to automotive O.E.M.s, to interface with the ITI Products.

         B. The parties will continue to work with each other to ensure that future generations of the Prince Transmitter and future generations of the ITI Products will remain compatible throughout the term of this Agreement.

         C. ITI will give Prince a minimum six (6) months advance notice of any contemplated changes to the ITI Products that may affect the compatibility between the Prince Transmitter and such ITI Products.

         D. Prince will give ITI a minimum six (6) months advance notice of any planned changes to the Prince Transmitter that may affect the compatibility between the Prince Transmitter and ITI Products or the planned introduction of alternative technology by Prince for operating garage doors, gates, home security and home appliances from automobiles.

         E. The parties agree to enter into a Trademark License Agreement setting forth the terms and conditions under which Prince will license use of the HOMELINK(R) Trademark to ITI.

         F. Prince will notify ITI of all makes of automobiles utilizing the Prince Transmitter pursuant to the terms of the existing confidentiality agreements between Prince and the applicable O.E.M. automotive manufacturers, which will allow ITI to utilize such information as part of its marketing campaign.


IV.      GENERAL TERMS:

         A. Each party will fund any and all development efforts required of it under this Agreement.

         B. Subject to the Existing Nondisclosure Agreement, nothing in this Agreement will be deemed to preclude Prince from working to achieve compatibility with other security manufacturers or to preclude ITI from working to achieve compatibility with other automotive electronics manufacturers.

         C. The parties agree that all information exchanged pursuant to this Agreement will be maintained confidential in accordance with the Existing Nondisclosure Agreement.

         D. Nothing in this Agreement shall be deemed by implication or otherwise to convey to either party any rights under any patents, patent applications or inventions


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owned by the other party, nor shall this Agreement be deemed a commitment of any kind by either party to enter into any further Agreement with the other party.

         E. The relationship between Prince and ITI shall be that of independent contractors, and nothing contained herein shall be construed or implied to create between Prince and ITI the relationship of principal and agent, partners, joint venturers or employer and employee.

         F. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid, binding or of any effect unless made in writing, signed by both Prince and ITI, and specifying with particularity the nature and extent of such waiver, modification or amendment.

         G. This Agreement, including any exhibits attached hereto or documents expressly referred to herein, together with the Existing Nondisclosure Agreement and the Trademark License Agreement, constitutes the entire agreement between Prince and ITI and supersedes and cancels all other agreements, whether oral or in writing, between Prince and ITI with respect to the matters referred to herein.



Interactive Technologies, Inc.                Prince Corporation

By: /s/ Robert E. Brunius                     By:  /s/ James E. Trainor
    Robert E. Brunius                              James E. Trainor
    Senior Vice President - Engineering            HomeLink Business Manager


Date: June 3, 1997                            Date: June 3, 1997